UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

None
(Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.01. Completion of Acquisition or Disposition of Asset:
Completion of the Sale of Houston Facility and Warehouse

On November 14, 2019, pursuant to that certain purchase and sale agreement (the “PSA”), by and between Farmer Bros. Co., a Delaware corporation (the “Company”), and Sage Interest, Inc., a Texas corporation (“Buyer”), the Company completed the previously-announced sale of its Houston, Texas manufacturing facility and warehouse (the “Property”) for an aggregate purchase price, exclusive of closing costs, of $10.0 million.

As contemplated under the PSA, on November 14, 2019, the Company and Navigation Norwood, Ltd, a Texas limited partnership and Buyer's permitted assignee under the PSA, entered into a three-year leaseback agreement with respect to the Property. The Company may terminate the leaseback no earlier than the first day of the eighteenth full calendar month of the term providing at least nine months’ notice. There are no material relationships between Buyer and the Company, or any of its affiliates, directors, officers, or their associates, other than in respect of the transactions contemplated by the PSA.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the PSA filed as Exhibit 10.1 herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, by and between Farmer Bros. Co., as Seller and Sage Interest, Inc., as Buyer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    November 18, 2019

FARMER BROS. CO.

By:	/s/ Scott Lyon
Scott Lyon
Corporate Controller (interim principal financial and accounting officer)